                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported) September 14, 2000
                       Commission File  Number 000-27707


                              AETHER SYSTEMS, INC.
                           (Exact name of registrant)

      Delaware                                       52-2186634
(State of organization)               (I.R.S. Employer Identification Number)

              11460 Cronridge Drive, Owings Mills, Maryland 21117
             (Address of principal executive offices and zip code)

                                 (410) 654-6400
                         (Registrant's telephone Number)



ITEM 2.     ACQUISITION OF DISPOSITION OF ASSETS

      Aether Systems, Inc. acquired 100% of the capital stock of Cerulean Technology, Inc., a provider of wireless mobile software in the public safety sector, for $150 million which was paid in a combination of cash and 462,412 shares of Aether common stock on September 14, 2000. Aether used its working capital, which includes proceeds from the offerings of its common stock and convertible debt that were completed in March 2000, to fund the cash portion of the purchase price.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (a) & (b) Financial statements are not required to be filed with respect to the acquisition of Cerulean because neither the assets of, nor the income of, nor the equity of Aether's investment in, Cerulean exceeds 20% of the Registrant's pro forma consolidated assets or income based on the Form 8-K/A filed with the SEC on March 16, 2000.

      (c)  The following exhibits are filed with this report:

            EXHIBIT NO.

                        1 Agreement and Plan of Merger by and among Aether Systems, Inc., Cerulean Acquisition, Inc., and Cerulean Technology, dated as of August 25, 2000, is incorporated herein by reference to the Registration Statement as amended (File
                              No. 333-44566) on Form S-1 filed with the Commission on August 25, 2000.




                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          AETHER SYSTEMS, INC.

                                          By:   /s/ DAVID C. REYMANN
                                                -------------------------
                                                David C. Reymann
                                                -------------------------
                                                Chief Financial Officer

Dated:      September 28, 2000